As filed with the Securities and Exchange Commission on October 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First American Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1911571 (I.R.S. Employer Identification No.)

1 First American Way

Santa Ana, California 92707

(714) 250 - 3000

(Address of Principal Executive Offices, Zip Code)

First American Financial Corporation 2020 Incentive Compensation Plan
(Full title of the Plan)

Stacy S. Rust

Senior Corporate Counsel

First American Financial Corporation

1 First American Way

Santa Ana, California 92707

(714) 250-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sean Feller, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, CA 90067-3026

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,150,000 shares of common stock, par value $0.00001 per share (“Common Stock”) of First American Financial Corporation, a Delaware corporation (the “Company” or the “Registrant”), which may be issued to eligible employees, including the employees of any subsidiaries designated by the Company’s administrative benefits plan committee, under the First American Financial Corporation 2020 Incentive Compensation Plan, as amended and restated effective May 9, 2023 (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statements on Form S-8 filed by the Company with respect to the Plan on May 7, 2020 (SEC File No. 333-238062), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1

Amended and Restated Certificate of Incorporation of First American Financial Corporation (incorporated by reference herein to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2010).

4.2

Bylaws of First American Financial Corporation, amended and restated effective as of January 19, 2022 (incorporated by reference herein to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 21, 2022).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1

First American Financial Corporation 2020 Incentive Compensation Plan, as Amended and Restated effective May 9, 2023 (incorporated by reference herein to Appendix B to the Registrant’s Revised Definitive Proxy Statement on Schedule 14A filed on April 6, 2023).

107.1*	Filing Fee Table.

____________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on October 26, 2023.

FIRST AMERICAN FINANCIAL CORPORATION

By:	/s/ Kenneth D. DeGiorgio
Name:	Kenneth D. DeGiorgio
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Kenneth D. DeGiorgio, Lisa W. Cornehl and Stacy S. Rust as his or her true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Kenneth D. DeGiorgio Kenneth D. DeGiorgio	Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2023
/s/ Mark E. Seaton Mark E. Seaton	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	October 26, 2023
/s/ Steven A. Adams Steven A. Adams	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	October 26, 2023
/s/ Dennis J. Gilmore Dennis J. Gilmore	Chairman of the Board of Directors	October 26, 2023
/s/ Dr. James L. Doti Dr. James L. Doti	Director	October 26, 2023
/s/ Reginald H. Gilyard Reginald H. Gilyard	Director	October 26, 2023
/s/ Parker S. Kennedy Parker S. Kennedy	Director	October 26, 2023
/s/ Margaret M. McCarthy Margaret M. McCarthy	Director	October 26, 2023
/s/ Michael D. McKee Michael D. McKee	Director	October 26, 2023
/s/ Mark C. Oman Mark C. Oman	Director	October 26, 2023
/s/ Marsha A. Spence Marsha A. Spence	Director	October 26, 2023
/s/ Martha B. Wyrsch Martha B. Wyrsch	Director	October 26, 2023